Exhibit 10.3

February 18, 2021

VIA ELECTRONIC DELIVERY

James N. Woody, M.D., Ph.D.

Chief Executive Officer

Ozan Pamir

Chief Financial Officer

180 Life Sciences Corp.

830 Menlo Avenue, Suite 100

Menlo Park, CA 94025

Re:	Amendment to Engagement Letter

Gentlemen:

This letter (this “Amendment”) amends the engagement letter dated January 26, 2021 (the “Agreement”), between 180 Life Sciences Corp. (the “Company”) and Maxim Group LLC (“Maxim”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Maxim agree to the following:

1. The definition of an “Alternative Transaction” shall be amended, for the avoidance of doubt, to clarify that such term includes any public or private placement of equity, equity-linked, warrants, convertible or debt securities and any warrant solicitations or similar transactions in which Maxim solicits current security holders of the Company to exercise outstanding securities, and the definition of “Securities” shall be amended, for the avoidance of doubt, to include any securities that may also be issued in an Alternative Transaction.

2. This Agreement is hereby amended to include in the definition of “Offering,” or, where applicable, substitute for the term “Offering,” any Alternative Transaction that the Company pursues during the Engagement Period in which Maxim is acting as the Company’s financial advisor, underwriter, book runner, placement agent, solicitation agent or in any such other capacity as the Company and Maxim negotiate and agree in accordance with the terms of the Agreement. References in the Agreement related to a public Offering of Securities shall similarly, where and when applicable, be substituted for references related to the type of Alternative Transaction that is being consummated by the Company (by way of example, references to the Company filing a Registration Statement for initial issuance of Securities in the Offering shall be deemed not applicable and references to Maxim acting as an underwriter in the Offering shall be substituted with references of Maxim acting as a placement agent if the Company agrees to an Alternative Transaction in the form of a private placement). Maxim’s agreement to act in any capacity with respect to any Alternative Transaction is, in each case, subject to, among other things, completion of Maxim’s due diligence examination of the Company and its affiliates at the time of any such Alternative Transaction in accordance with the terms of the Agreement.

3. The first sentence of Section 1 of this Agreement is hereby amended to read:

“The Company hereby engages Maxim, for the period beginning on the date hereof and ending on June 30, 2021, or in the event that the Company pursues an Alternative Transaction in which Maxim is involved in any capacity, such later date as the Company and Maxim shall mutually agree is appropriate for the terms and circumstances of and relating to such Alternative Transaction (the “Engagement Period”), to act as the Company’s financial advisor, sole managing underwriter and sole book runner, or in the case of an Alternative Transaction, to act as the Company’s placement agent, solicitation agent or to act in such other capacity and perform such actions as the Company and Maxim shall negotiate and mutually agree.”

4. The first sentence of Section 5 of the Agreement is hereby amended to read:

“An underwriting discount or spread of seven percent (7%) of Company securities offered to the public in a public Offering, or in the event of an Alternative Transaction, a fee of seven percent (7%) of the gross proceeds received by the Company in such Alternative Transaction, shall be provided to Maxim.”

5. The Agreement is hereby amended to add the following provisions to Section 13, as Sections 13(j)-(q), following Section 13(i), all of which shall apply specifically, and be conditions, to an Alternative Transaction:

“(j) The Company shall have entered into a securities purchase agreement, solicitation agreement or other agreement (each an “Investor Agreement,” together, the “Investor Agreements”) with each of the investors in the Alternative Transaction, and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the investors;

(k) The Company shall have delivered to Maxim at the initial closing of the Alternative Transaction and at each subsequent closing of the Alternative Transaction a certificate executed on behalf of the Company by its President and Chief Financial Officer dated as of the applicable closing date, to the effect that, as of the applicable closing date, the representations and warranties of the Company contained herein were and are accurate, and that, as of the applicable date, the obligations to be performed by the Company hereunder and under the transaction documents for the Alternative Transaction on or prior thereto have been fully performed;

(l) The Company shall have delivered to Maxim at the initial closing of the Alternative Transaction a certificate executed on behalf of the Company by its Secretary (i) certifying the resolutions adopted by the Board of Directors of the Company approving the Alternative Transaction, the associated transaction documents, including the adoption and filing of a certificate of designations, if necessary, and the issuance of the securities in the Alternative Transaction, (ii) certifying and providing copies of the current versions of the Company’s charter documents and (iii) certifying as to the signatures and authority of persons signing the transaction documents and related documents on behalf of the Company in the Alternative Transaction;

(m) The Company shall have delivered to Maxim at the initial closing of the Alternative Transaction a certificate addressed to Maxim and dated such date, of the Company’s regulatory affairs officer, in form and substance satisfactory to Maxim;

(n) Maxim shall have received the favorable opinion of the law firm designated by the Company as its legal counsel for this purpose, in the form and substance reasonably satisfactory to Maxim;

(o) Maxim shall not have discovered and disclosed to the Company on or prior to the closing date that the transaction documents for the Alternative Transaction or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for Maxim, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading; and

(p) All obligations and conditions for closing under the Investor Agreements between the Company and the investors shall have been met; and

(q) The Company shall have delivered to Maxim such further information, certifications and documents as Maxim may reasonably request. ”

6. Section 14 of the Agreement is hereby amended to read:

“Upon the closing of each Offering (including, for the avoidance of doubt, an Alternative Transaction) (each, a “Closing”), for a period of twelve (12) months from such Closing, the Company grants Maxim the right of first refusal to act as a sole managing underwriter, sole book runner or sole placement agent, as applicable, for any and all future public and private equity, equity-linked, convertible and debt offerings, and to act as the exclusive solicitation agent in connection with any and all future solicitations by the Company for the purchase of any outstanding equity or equity-linked securities of the Company (each a “Future Financing”) during such twelve (12) months period. The rights contained in this Section 14 shall apply with respect to the Company and any successor to, or any subsidiary of, the Company.”

7. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to any investors or purchasers in the Investor Agreements in connection with an Alternative Transaction is hereby incorporated herein by reference into the Agreement (as though fully restated therein) and is, as of the date of the Investor Agreement and as of the closing date of the Alternative Transaction, hereby made to, and in favor of, Maxim.

8. The Company represents and warrants to Maxim that neither the entry into this Amendment, nor any other action of the Company in connection with an Offering, will violate any agreement between the Company and any other placement, solicitation, or other similar agent.

This Amendment may be executed in counterparts and by electronic or facsimile transmission.

[Signature page follows]

Yours tru ly,

Maxim Group LLC

/s/ Clifford A. Teller
By: Clifford A. Teller
Title: Executive Managing Director and Head of Investment Banking

ACCEPTED AND AGREED TO AS OF

THE DATE FIRST ABOVE WRITTEN:

180 Life Sciences Corp.

/s/ Ozan Pamir
By: Ozan Pamir
Title: CFO

[Signature Page to Amendment to Engagement Letter]

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